SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                 Kansas                         48-0457967
      (State or other jurisdiction           (I.R.S. Employer
    of incorporation or organization)       Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
       Vice President - Law, Corporate Governance and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

                           CALCULATION OF REGISTRATION FEE


                                     Proposed     Proposed
                                     maximum       maximum
                         Amount      offering     aggregate        Amount of
 Title of securities      to be      price per    offering       Registration
 To be registered     registered(1)    unit         price             Fee


FON Common Stock,
Series 1, $2.00 par
value (including the
associated preferred
stock purchase rights)
(2). . . . . . . . . .   12,000,000   $17.515(3) $210,180,000.00(3)  $17,003.56

PCS Common Stock,
Series 1, $1.00 par
value (including the
associated preferred
stock purchase rights)
(4). . . . . . . . . .    8,000,000   $  5.98(5) $ 47,840,000.00(5)  $ 3,870.26


(1) This Registration Statement also relates to an indeterminate number of additional shares of FON Common Stock, Series 1 (and associated preferred stock purchase rights) and PCS Common Stock, Series 1 (and associated preferred stock purchase rights) that may be issued pursuant to anti-dilution and adjustment provisions of the 1997 Long-Term Stock Incentive Program.

(2) Each share of FON Common Stock, Series 1 also includes one-half of a preferred stock purchase right (FON Group Right). No separate consideration is payable for the preferred stock purchase rights. Accordingly no additional registration fee is required.

(3) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the FON Common Stock on January 9, 2004, as reported in the consolidated reporting system, was $17.515.

(4) Each share of PCS Common Stock, Series 1 also includes one-half of a preferred stock purchase right (PCS Group Right). No separate consideration is payable for the preferred stock purchase rights. Accordingly no additional registration fee is required.

(5) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the PCS Common Stock on January 9, 2004, as reported in the consolidated reporting system, was $5.98.

                                Explanatory Note


     The shares of common stock registered pursuant to this registration statement will be issued under the 1997 Long-Term Stock Incentive Program, including shares to be issued pursuant to plans adopted by Sprint's board of directors under and pursuant to the terms of the 1997 Long-Term Stock Incentive Program, such as the 1990 Stock Option Plan and the 1990 Restricted Stock Plan. In addition to this registration statement, separate registration statements have been filed registering shares of common stock for issuance pursuant to the 1990 Stock Option Plan (Nos. 33-59349, 333-46491, 333-68739, 333-54108,
333-59124 and 333-103691), for issuance pursuant to the 1990 Restricted Stock Plan (No. 333-103689), for issuance as Outside Directors' Shares under the 1997 Long-Term Stock Incentive Program (No. 33-25449) and for issuance on exercise of Outside Directors' Stock Options under the 1997 Long-Term Stock Incentive Program (No. 33-31802). The remaining unsold shares on these registration statements remain available for issuance under the specific plan or type of award for which the registration statement was filed.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed by Sprint Corporation ("Sprint") with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o    Sprint's  Annual  Report on Form 10-K for the year ended  December 31,
          2002.

     o Sprint's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     o    Sprint's  Quarterly Report on Form 10-Q for the quarter ended June 30,
          2003.

     o Sprint's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

     o Sprint's Current Report on Form 8-K dated January 3, 2003, and filed January 8, 2003.

     o Sprint's Current Report on Form 8-K dated February 5, 2003, and filed February 6, 2003.

     o Sprint's Current Report on Form 8-K dated March 18, 2003, and filed March 19, 2003.

     o Sprint's Current Report on Form 8-K dated March 19, 2003, and filed March 19, 2003.

     o Sprint's Current Report on Form 8-K dated June 10, 2003, and filed June 11, 2003.

     o Sprint's Current Report on Form 8-K dated September 10, 2003 and filed September 10, 2003.

     o Sprint's Current Report on Form 8-K/A dated October 14, 2003 and filed December 2, 2003.

     o Sprint's Current Report on Form 8-K dated December 1, 2003 and filed December 4, 2003.

     o Sprint's Current Report on Form 8-K dated December 8, 2003 and filed December 9, 2003.

     o Description of FON Common Stock contained in Amendment No. 6 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed December 17, 2003.

     o Description of FON Group Rights contained in Amendment No. 4 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Group Rights, filed April 2, 2003.

     o Description of PCS Common Stock contained in Amendment No. 6 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed December 17, 2003.

     o Description of PCS Group Rights contained in Amendment No. 3 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed April 2, 2003.

     All documents subsequently filed by Sprint pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K, and the Audit Committee Report, the Report of the Compensation Committee, and the Performance Graph contained in any proxy statement filed by Sprint pursuant to Section 14 of the Securities Exchange Act of 1934, subsequent to the date of filing of this Registration Statement and before the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

     See Incorporation of Documents by Reference.

Item 5.   Interests of Named Experts and Counsel

     The validity of the authorized and unissued shares of FON Common Stock and the related FON Group Rights and PCS Common Stock and the related PCS Group Rights to be issued under the 1997 Long-Term Stock Incentive Program was passed upon by Michael T. Hyde, Assistant Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers

     Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 9 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 9, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under Section 9.

     Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.   Exhibits

Exhibit
Number    Exhibits

4-A. The rights of  Sprint's  equity  security  holders  are  defined in Article
     Fifth, Article Sixth, Article Seventh and Article Eighth of the Restated Articles of Incorporation of Sprint Corporation. The Restated Articles are filed as Exhibit 3.1 to Amendment No. 6 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed December 17, 2003, and incorporated herein by reference.

4-B. Amended and Restated Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a., as Rights Agent (filed as
     Exhibit 4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

4-C. Amendment dated March 28, 2003, to Amended and Restated Rights Agreement between Sprint Corporation and UMB, n.a., as Rights Agent (filed as Exhibit
     4.2 to Amendment No. 3 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed April 2, 2003 and incorporated herein by reference).

4-D. Provisions regarding the Kansas Control Share Acquisition Statute are set forth in Article II, Section 5 of the Bylaws. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 12 of the Bylaws. The Bylaws are filed as Exhibit 3(b) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference.

4-E. Tracking  Stock  Policies of Sprint  Corporation  (filed as Exhibit 4(c) to
     Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001, and incorporated herein by reference).

4-F. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom and Deutsche Telekom AG (filed as Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

4-G 1997 Long-Term Stock Incentive Program (filed as Exhibit 10(k) to Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001 and incorporated by reference).

4-H. 1990 Restricted  Stock Plan, as amended (filed as Exhibit (10)(g) to Sprint
     Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-I. 1990 Stock  Option  Plan,  as amended  (filed as Exhibit  (10)(f) to Sprint
     Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-J. Long-Term Incentive Compensation Plan, as amended (filed as Exhibit 10(i) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference).

4-K. Special Award Stock Plan (filed as Exhibit  10(bb) to Sprint  Corporation's
     Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-L. Form of Award Agreement  (awarding  restricted  stock units) with Directors
     (filed as Exhibit 10(g) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

4-M. Form of Award Agreement (awarding restricted stock units and stock options) with Executive Officers (filed as Exhibit 10(h) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

23-A Consent of Ernst & Young LLP.

23-B Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

24.  Power of Attorney is contained on page II-7 of this Registration Statement.


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section

          15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 16th day of January, 2004.

                              SPRINT CORPORATION



                              By:  /s/ Robert J. Dellinger
                                   (R.J. Dellinger, Executive Vice President)


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute G. D. Forsee, Len J. Lauer, R. J. Dellinger, Thomas A. Gerke and C. S. Toussaint and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

/s/ G. D. Forsee        Chief Executive Officer and )
(G. D. Forsee           Director                    )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
/s/ Robert J. Dellinger Executive Vice President    )
(R. J. Dellinger        and Chief Financial Officer )   January  16, 2004
                        (Principal Financial Officer)
                                                    )
                                                    )
/s/ J. P. Meyer         Senior Vice President and   )
(J. P. Meyer)           Controller                  )
                        (Principal Accounting       )
                        Officer)                    )

                                                    )
/s/ DuBose Ausley                                   )
(DuBose Ausley)         Director                    )
                                                    )
/s/ E. L. Draper, Jr.                               )
(E. Linn Draper, Jr.)   Director                    )
                                                    )
/s/ I. O. Hockaday, Jr.                             )
(I. O. Hockaday, Jr.)   Director                    )
                                                    )
/s/ Linda K. Lorimer                                )
(L. K. Lorimer)         Director                    )
                                                    )
/s/ C. E. Rice                                      )     January  16, 2004
(C. E. Rice)            Director                    )
                                                    )
/s/ Louis W. Smith                                  )
(Louis W. Smith)        Director                    )
                                                    )
/s/ Gerald L. Storch                                )
(Gerald L. Storch)      Director                    )
                                                    )
/s/ Stewart Turley                                  )
(Stewart Turley)        Director                    )
                                                    )

                                  EXHIBIT INDEX

Exhibit
Number

4-A. The rights of  Sprint's  equity  security  holders  are  defined in Article
     Fifth, Article Sixth, Article Seventh and Article Eighth of the Restated Articles of Incorporation of Sprint Corporation. The Restated Articles are filed as Exhibit 3.1 to Amendment No. 6 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed December 17, 2003, and incorporated herein by reference.

4-B. Amended and Restated Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a., as Rights Agent (filed as
     Exhibit 4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

4-C. Amendment dated March 28, 2003, to Amended and Restated Rights Agreement between Sprint Corporation and UMB, n.a., as Rights Agent (filed as Exhibit
     4.2 to Amendment No. 3 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed April 2, 2003 and incorporated herein by reference).

4-D. Provisions regarding the Kansas Control Share Acquisition Statute are set forth in Article II, Section 5 of the Bylaws. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 12 of the Bylaws. The Bylaws are filed as Exhibit 3(b) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference.

4-E. Tracking  Stock  Policies of Sprint  Corporation  (filed as Exhibit 4(c) to
     Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001, and incorporated herein by reference).

4-F. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom and Deutsche Telekom AG (filed as Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

4-G 1997 Long-Term Stock Incentive Program (filed as Exhibit 10(k) to Sprint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001 and incorporated by reference).

4-H. 1990 Restricted  Stock Plan, as amended (filed as Exhibit (10)(g) to Sprint
     Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-I. 1990 Stock  Option  Plan,  as amended  (filed as Exhibit  (10)(f) to Sprint
     Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-J. Long-Term Incentive Compensation Plan, as amended (filed as Exhibit 10(i) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference).

4-K. Special Award Stock Plan (filed as Exhibit  10(bb) to Sprint  Corporation's
     Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4-L. Form of Award Agreement  (awarding  restricted  stock units) with Directors
     (filed as Exhibit 10(g) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

4-M. Form of Award Agreement (awarding restricted stock units and stock options) with Executive Officers (filed as Exhibit 10(h) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

23-A Consent of Ernst & Young LLP.

23-B Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

24.  Power of Attorney is contained on page II-7 of this Registration Statement.